December 31, 2015

VIA EDGAR

Ladies and Gentlemen:

We hereby consent to the use of our name and to the reference to our firm under the caption "Management of the Company - Legal Counsel" in the Statement of Additional Information for the Tributary Nebraska Tax-Free Fund of Tributary Funds, Inc. (the "Company"), which is included in a Registration Statement effective as of this date under the Securities Act of 1933, as amended (No. 33-85982), and under the Investment Company Act of 1940, as amended (No. 811-08846), on Form N-1A of the Company.

Sincerely,

/s/ Husch Blackwell LLP

HUSCH BLACKWELL LLP